Exhibit 10.1

AMENDMENT TO EXECUTIVE AGREEMENT

This amendment (the “Amendment”) is made this ______ day of ____________, 2018 to the form of change in control agreement or severance agreement (the “Executive Agreement”) by and between MBT Financial Corp., a Michigan corporation (“MBT”), and [_______________________________] (“Executive”) attached hereto as Exhibit A.

WITNESSETH:

WHEREAS, Executive is party to the Executive Agreement a copy of which is attached hereto as Exhibit A which provides for certain payments to and the provision of certain benefits for the Executive upon termination of employment in connection with a change in control; and

WHEREAS, MBT has entered into an Agreement and Plan of Reorganization and Merger with First Merchants Corporation, an Indiana corporation (“First Merchants”) dated October 9, 2018, (the “Merger Agreement), pursuant to which, on the “Effective Date” (as defined in the Merger Agreement), MBT will merge with and into First Merchants (the “Merger”), and immediately thereafter, Monroe Bank and Trust, a Michigan commercial bank and wholly-owned subsidiary of MBT (the “Bank”), will merge with and into First Merchants Bank, an Indiana commercial bank and wholly-owned subsidiary of First Merchants (“FMB”); and

WHEREAS, in connection with the transactions contemplated by the Merger Agreement, MBT and the Executive desire to amend the Executive Agreement (i) to remove the requirement that the Executive terminate employment to receive the payments and benefits provided for in the Executive Agreement in connection with a change in control; (ii) to provide for a lump sum payment to the Executive; (iii) to provide for the assignment by MBT, and the consent of the Executive to such assignment, of all of MBT’s rights under the Executive Agreement to First Merchants, including but not limited the right to enforce the restrictive covenants of the Executive contained in the Executive Agreement; and (iv) to provide for a release of claims by the Executive in the form of Exhibit B.

NOW, THEREFORE, MBT and Executive, in consideration of the mutual promises set forth herein, and intending to be legally bound, hereby agree as follows:

1.      Payments.

(a)     MBT (or First Merchants as its successor) shall pay to Executive $[_________________] (the “Benefit Payment”) on or immediately prior to the Effective Date.

(b)     The Benefit Payment will be subject to applicable federal and state tax withholding. Executive accepts the Benefit Payment in full satisfaction of any and all amounts due and benefits owed to the Executive under the Executive Agreement.

(c)     Notwithstanding any provision of the Executive Agreement to the contrary, payment of the Benefit Payment to the Executive is not conditioned upon any termination of employment with MBT or First Merchants, whether before or after consummation of the Merger.

(d)     In exchange for and against receipt of the Benefit Payment, Executive agrees to execute a release in the form of Exhibit B on the Effective Date.

2.      Assignment of Restrictive Covenant and Consent. Upon closing of the Merger, Executive acknowledges that First Merchants will control and possess that MBT confidential information, trade secrets, proprietary information, and goodwill supporting the nondisclosure, noncompetition, and nonsolicitation covenants in the Executive Agreement.  By operation of the Merger, MBT will also assign to First Merchants all of its rights under the Executive Agreement and the Executive hereby consents to such assignment, including but not limited to MBT’s rights to enforce the nondisclosure, noncompetition, and nonsolicitation covenants under the Executive Agreement and all associated sections to the enforcement and protections thereto, except as the same are expressly amended by this Amendment to the Executive Agreement.

3.     Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns. If any provision hereof should be void or unenforceable, or should be declared void or unenforceable by a court of competent jurisdiction, the remaining provisions hereof shall not be affected thereby and shall remain binding upon the parties.

4.     Intended Third Party Beneficiary. First Merchants and FMB shall succeed to all of the rights and the obligations of MBT and the Bank under the terms of this Agreement and the Executive Agreement at the Effective Date and the parties expressly acknowledge and agree that First Merchants and FMB are intended third party beneficiaries of this Agreement.

5.     Waiver. Failure to insist on strict compliance with any of the terms, covenants or conditions of this Agreement shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or power under this Agreement at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

6.     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same document.

7.     Governing Law. The validity, nature, obligations, effect and interpretation of this agreement, or any amendment thereto, as well as the terms and conditions hereof, shall be governed by the laws of the State of Michigan, except to the extent that Federal banking law shall be deemed to apply.

8.     Termination. This Amendment shall automatically terminate and thereafter be of no force or effect in the event the Merger Agreement is terminated and the Merger is not completed.

[Signatures appear on the following page]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

“MBT” MBT FINANCIAL CORP. By: Name: Its: “BANK” MONROE BANK AND TRUST By: Name: Its: “EXECUTIVE” Print Name:

EXHIBIT A

EXECUTIVE AGREEMENT

EXHIBIT B

RELEASE OF ALL CLAIMS

I acknowledge that I have had at least twenty-one days to decide whether to execute this Release of Claims ("Release") and that I have been advised in writing to consult an attorney before executing this Release. I acknowledge that I have seven days from the date I execute this Release to revoke my signature. I understand that if I choose to revoke this Release I must deliver my written revocation to the Company before the end of the seven-day period.

I, for myself, my heirs, successors, and assigns do hereby settle, waive, and release MBT Financial Corp. ("the Company") and any of its past and present officers, owners, stockholders, partners, directors, agents, employees, successors, predecessors, assigns, representatives, attorneys, divisions, subsidiaries, or affiliates from any and all claims, charges, complaints, rights, demands, actions, and causes of action of any kind or character, in contract, tort, or otherwise, based on actions or omissions occurring in the past and/or present, and regardless of whether known or unknown to me at this time, including those not specifically mentioned in this Release. Among the rights, claims, and causes of action which I give up under this Release are those arising in connection with my employment and the termination of my employment, including rights or claims under federal, state and local fair employment practice or discrimination laws (including the various Civil Rights Acts, the Age Discrimination in Employment Act, the Equal Pay Act, and any similar state laws of the State of Michigan), laws pertaining to breach of employment contract, wrongful termination or other wrongful treatment, and any other laws or rights relating to my employment with the Company and the termination of that employment. I acknowledge that I am aware of my rights under the Age Discrimination in Employment Act, and that I am knowingly and voluntarily waiving and releasing any claim of age discrimination which I may have under that statute as part of this Release. This agreement does not waive or release any rights, claims, or causes of action that may arise from acts or omissions occurring after the date I execute this Release, nor does this agreement waive or release any rights, claims or causes of action relating to (A) indemnification from the Company and its affiliates with respect to my activities on behalf of the Company and its affiliates prior to my termination of employment, (B) compensation or benefits to which I am entitled under any compensation or benefit plans of the Company or its affiliates or (C) amounts to which I am entitled pursuant to the Agreement to which a form of this Release of Claims was attached as Exhibit B. Except as contemplated by the preceding sentence, I agree not to bring or join any lawsuit or file any claim against the Company in any court relating to my employment or the termination of my employment.

Print Name:

Dated: